UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KATIE GOLD CORP.

---------------------------

(Name of small business issuer in its charter)

     NEVADA

            1021 – Copper Ores

             98-0448154

---------------------

---------------------------

        -------------------------

(State or jurisdiction

      (Primary Standard Industrial

          (I.R.S. Employer

of incorporation or

       Classification Code Number)

           Identification No.)

organization)

Katie Gold Corp.

Robert A. Biagioni, President

1055 West Hastings Street, Suite 1400

Vancouver, British Columbia

Canada V6E 2E9

Telephone: (604) 970-1706

Facsimile: (604) 443-7000

--------------------------------------------------------------

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd, Suite 300

Las Vegas, Nevada, 89128

Telephone:  702-562-4091

--------------------------------------------------------------

(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:

as soon as practicable after the effective date of this

Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                              |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                            |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,

check the following box.

                                |__|

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH           PROPOSED

PROPOSED

CLASS OF

MAXIMUM

SECURITIES

                        OFFERING

                         AGGREGATE   AMOUNT OF

TO BE

AMOUNT TO BE

PRICE PER

OFFERING

REGISTRATION

REGISTERED

REGISTERED

SHARE (1)

PRICE (2)

FEE (2)

----------------------------------------------------------------------------------------------------------------------------------------

Common Stock

$ 517,500

$0.25

$ 517,500

$60.91

----------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the last sales price on April 8, 2005.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 20, 2005.

PROSPECTUS

KATIE GOLD CORP.

2,070,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6 – 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The date of this Prospectus is: July 20, 2005.

Table of Contents

- Because we have not commenced business operations, we face a high risk of business failure ................................................................................................. 6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail .................................................................. 7
- We need to continue as a going concern if our business is to succeed.
Our independent auditor has raised substantial doubt about our ability to continue as a going concern………………..……………………………............................................ 7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business ............................. 7
- Because we have not surveyed the Conglin claims, we may discover mineralization on the property that is not within our claims boundaries and therefore, cannot be extracted …………………………………………………………..................... 7
- Even if we discover commercial reserves of base or precious metals on the
Conglin Property, we may not be able to successfully obtain
commercial production…………………………………………………………………........................ 7
- If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected ....................................................... 8
- Because our directors own 40.02% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ………………………………………………………………............................. 8
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail ………………………………........................................................... 8
- Because management has no technical experience in mineral exploration, our business has a higher risk of failure................................................................................ 8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares .................................................................................................... 8
- A purchaser is purchasing penny stock which limits his or her ability to sell

Directors, Executive Officers, Promoters and Control Persons………………………….........……… 15

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Conglin Property.  We have entered into a mineral property option agreement whereby we may acquire a 100% interest in a total of two mineral claims, covering 458.85 hectares near Missezula Lake and located in the Nicola Mining District, Province of British Columbia, Canada.  We refer to these mineral claims collectively as the Conglin Property.

Our objective is to conduct mineral exploration activities on the property in order to assess whether it possesses economic reserves of copper and precious metals.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on January 26, 2005, under the laws of the state of Nevada.  Our principal offices are located at 1055 West Hastings Street, Suite 1400, Vancouver, British Columbia, Canada, V6E 2E9. Our telephone number is (604)970-1706.

The Offering:

Securities Being Offered

Up to 2,070,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.25 per share

until our shares are quoted on the OTC Bulletin Board, and                      thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,070,000 shares of common stock have been sold, the shares no longer need to be                             registered to be sold or we decide to terminate the registration of the                             shares.

Securities Issued

and to be Issued

3,570,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

April 30, 2005

Cash $ 69,545
Total Assets $ 69,545
Liabilities $ 15,000
Total Stockholders’ Equity $ 54,545

Statement of Operations

From Incorporation on January 26, 2005

    to April 30, 2005

                                                                   Revenue

 $               0

                                                                   Net Loss and Deficit

 $     (21,955)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Conglin Property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of June 30, 2005, we had cash in the amount of $55,002.94. We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Conglin Property.  While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs.  We will also require additional financing if the costs of the exploration of the Conglin Property are greater than anticipated.  Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper and precious metals, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Conglin Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Conglin Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on January 26, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral property option.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Conglin Property and the production of metals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable metals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper and precious is extremely remote.  Exploration is a speculative venture necessarily involving substantial risk.  In all probability, the Conglin Property does not contain any economic reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

Exploration involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE WE HAVE NOT SURVEYED THE CONGLIN CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE PROPERTY THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

Until the Conglin claims are surveyed, the precise location of the boundaries of the claims may be in doubt.  If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries.  In such a case, we would not have the right to extract these minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF BASE OR PRECIOUS METALS ON THE CONGLIN PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Conglin Property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper and other metals of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production.  We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Conglin Property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for economic deposits. The demand for base and precious metals may also be significantly reduced. This could delay demand for our metals and limit our ability to generate sufficient revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 42.02% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 42.02% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Robert A. Biagioni only spends approximately 50% of his business time providing his services to us. While Mr. Biagioni presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Biagioni from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be given adequate consideration and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,070,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 17, 2005;

2.

550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 7, 2005; and

3.

20,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 8, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

  1.

number of shares owned by each prior to this offering;

  2.

total number of shares that are to be offered for each;

  3.

total number of shares that will be owned by each upon completion of the offering; and

  4.

percentage owned by each upon completion of the offering.

Total Number
	Of Shares To	Total Shares	Percent
	Be Offered For	Owned Upon	Owned Upon
Name Of	Shares Owned	Selling	Completion	Completion
Selling	Prior To This	Shareholders	Of This	Of This
Stockholder	Offering	Account	Offering	Offering

--------------------------------------------------------------------------------------------------------------------------------------------------------

Brian Betts

 150,000

        150,000

Nil

Nil

3389 Casorso Rd.,

Unit 10

Kelowna, B.C., Canada

V1W 3J5

Lori Severtson

 150,000

        150,000

Nil

Nil

212 - 510 Rosemead Ave.

Kelowna, B.C., Canada

V1Y 5Z8

Ashley Potrie

 150,000

        150,000

Nil

Nil

2615 Ethel St.

Kelowna, B.C., Canada

V1Y 8C4

Richard Kaminski

 150,000

        150,000

Nil

Nil

212 - 510 Rosemead Ave.

Kelowna, B.C., Canada

V1Y 5Z8

Lorraine Biagioni

             150,000

                    150,000

             Nil

            Nil

198 McPherson Cres.

Penticton, B.C., Canada

V2A 2N8

Louise Thorpe

 150,000

        150,000

Nil

Nil

1390 Manitoba St.

Penticton, B.C., Canada

V2A 5A1

Sylvia Carter

 150,000

        150,000

Nil

Nil

194 McPherson Cres.
Penticton, B.C., Canada

V2A 2N8

Gloria Dickson

 150,000

         150,000

Nil

Nil

283 Brandon Ave.
Penticton, B.C., Canada

V2A 3S5

Nathan Davies

 150,000

         150,000

Nil

Nil

192 McPherson Cres.
Penticton, B.C., Canada

V2A 2N8

Glennie Biagioni

            150,000

                      150,000

             Nil

            Nil

2990 Wilson St.

Penticton, B.C., Canada

V2A 6H5

Loretta Klassen

   50,000

           50,000

Nil

Nil

11905 99A Ave.
Surrey, B.C., Canada

V3V 2P9

Matt Biagioni

   50,000

           50,000

Nil

Nil

25 - 3620 57th Ave.

Red Deer, AB, Canada

T4N 4R5

Megan Barry

   50,000

           50,000

Nil

Nil

25 - 3620 57th Ave.

Red Deer, AB, Canada

T4N 4R5

Darlene McCaw

   75,000

           75,000

Nil

Nil

20314 91B Ave.

Langley, B.C., Canada

V1M 2G1

Evan Johnston

   50,000

           50,000

Nil

Nil

811 – 1331 Alberni St.

Vancouver, B.C., Canada

V6E 4S1

Rod Kungle

   50,000

           50,000

Nil

Nil

2931 Old Clayburn Rd.

Abbotsford, B.C., Canada

V2S 4G9

Sandy Singers

   75,000

           75,000

Nil

Nil

#4 - 1836 West 12th Ave.

Vancouver, B.C., Canada

V6J 2P8

Nick Andruchow

                50,000

                        50,000

             Nil

            Nil

48 - 34899 Old Clayburn Rd.

Abbotsford, B.C., Canada

V2S 6B7

Soula Mattice

   50,000

           50,000

Nil

Nil

8700 Jones Rd.

Suite 115

Richmond, B.C., Canada

V6Y 3X7

John Mattice

   50,000

           50,000

Nil

Nil

8803 Spartan Dr.

Osoyoos, B.C., Canada

V0H 1V0

Adrian Theroux

     2,000

             2,000

Nil

Nil

Site 9, Comp 5

Kaleden, B.C., Canada

V0H 1K0

Marie Buchanan

     2,000

             2,000

Nil

Nil

Site 9, Comp 5

Kaleden, B.C., Canada

V0H 1K0

Robin Kungle

     2,000

             2,000

Nil

Nil

311 – 46693 Yale Rd.

Chilliwack, B.C., Canada

V2P 7Z4

Brett Greenfield

     2,000

             2,000

Nil

Nil

311 – 46693 Yale Rd.

Chilliwack, B.C., Canada

V2P 7Z4

Nicole Hayek

     2,000

             2,000

Nil

Nil

2931 Old Clayburn Rd.

Abbotsford, B.C., Canada

V2S 4G9

Lizete Dureault

     2,000

             2,000

Nil

Nil

8446  214B Ave.

Langley, B.C., Canada

V1M 2K6

Brad Biagioni

     2,000

             2,000

Nil

Nil

2990 Wilson St.

Penticton, B.C., Canada

V2A 6H5

Blair Smith

     2,000

             2,000

Nil

Nil

44 Archer Dr.

Red Deer, AB, Canada

T4R 3B2

Janice Holliday Mahood

     2,000

             2,000

Nil

Nil

735 West 15th Ave.
Vancouver, B.C., Canada

V5Z 1R6

Kristina Giardino

                   2,000

                          2,000

             Nil

             Nil

201 Alvin Narod Mews
Vancouver, B.C., Canada

V6B 8P5

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,570,000 shares of common stock outstanding on the date of this prospectus.

The following relationships exist between our directors and the shareholders:

1.

with Robert A. Biagioni:

Lorraine Biagioni

            mother

Louise Thorpe

aunt

Glennie Biagioni

             ex-sister-in-law

Loretta Klassen

aunt

Matt Biagioni

nephew

Darlene McCaw

sister

Rod Kungle

nephew

Nick Andruchow

            father-in-law

Adrian Theroux

uncle

Robin Kungle

niece

Brad Biagioni

nephew

2.

with Vicki Arnott:

Janice Holliday Mahood

sister

Kristina Giardino

            daughter

Otherwise, none of the selling shareholders:

(1)  has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)  has ever been one of our officers or directors; or

(3)  is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

  1.  Not engage in any stabilization activities in connection with our common stock;

  2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

- with bid and offer quotations for the penny stock;

- details of the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89701.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Robert A. Biagioni

        47

Vicki Arnott

        56

Executive Officers:

Name of Officer                  Age

Office

---------------------

      -----              --------

Robert A. Biagioni                 47

President and Chief Executive Officer

Vicki Arnott

       56

Secretary-Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Robert A. Biagioni has acted as our President, chief executive officer, and as a director since our incorporation on January 26, 2005.

From 1986 to present, Mr. Biagioni has been the President and Chief Executive Officer of the Corus Financial Group, which provides financial and operational consulting services in the United States and Canada, primarily in real estate, technology and manufacturing. Mr. Biagioni has held senior financial roles with the HTM Group, the First Merchant Group, MDU Communications International, Inc., TelSoft Mobile Data Inc. (now MDSI Mobile Data Solutions Inc.) and Sand River Resources Ltd. (now Rio Fortuna Explorations Corp.).

Prior to forming the Corus Financial Group, Mr. Biagioni was a senior manager with Peat, Marwick, Mitchell & Co. (now KPMG) in the firm’s Vancouver office.

Mr. Biagioni received a BComm. from the University of British Columbia in accounting and management information systems in 1979 and was admitted to the Institute of Chartered Accountants of British Columbia in 1981.

Mr. Biagioni does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Biagioni intends to devote approximately 50% of his business time to our affairs.

Ms. Vicki Arnott has acted as our secretary- treasurer and as a director since February 8, 2005.

Ms. Arnott has been a paralegal with a number of law firms in Vancouver, British Columbia for the last 25 years. Those law firms include Greg Dureault Law Corp., Pollard Morgan and Clark Wilson. She also acted as the executive assistant to the President of iTV Games, Inc. from 1999 to 2001.

Ms. Arnott does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Arnott intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Amount of

Title of

Name and address

beneficial

Percent
Class                                                                 Ownership      Ownership

Common

Robert A. Biagioni

750,000(1)

21.01%

Stock

President, Chief Executive

Officer, and Director

250 West 4th Street, Suite 305

North Vancouver, B.C.

Canada

Common          Vicki Arnott

750,000

             21.01%

Stock

Secretary-Treasurer

and Director

2312 Heather Street

Vancouver, B.C.

Canada

Common          All officers and directors

1,500,000

42.02%

Stock

as a group that consists of

shares

two people

(1) Indirect ownership through Mr. Biagioni’s investment holding company, Corus Investments Corp.

The percent of class is based on 3,570,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 30, 2005, there were 3,570,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present, or represented by proxy, and being shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher, Zarcone & Baker, LLP has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Telford Sadovnick, PLLC, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

William G. Timmins, a professional consulting geologist, has provided an assessment of the Conglin Property and his recommendations are included in this prospectus.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on January 26, 2005 under the laws of the state of Nevada.  On that date, Robert A. Biagioni was appointed as a director. On February 8, 2005, Vicki Arnott was also appointed as a director.  On that same date, Mr. Biagioni was appointed as our President and Chief Executive Officer, while Ms. Arnott was appointed as our Secretary-Treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility.  We have entered into a mineral property option agreement whereby we may acquire a 100% interest in a total of six mineral claims, covering 150 hectares near Missezula Lake and located in the Nicola Mining District, Province of British Columbia, Canada, know as the Conglin Property.  There is no assurance that a commercially viable mineral deposit exists on the property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Conglin Property.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Conglin Property in order to ascertain whether it possesses economic quantities of copper and precious metals.  There can be no assurance that an economic mineral deposit exists on the Conglin Property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Conglin Property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Conglin Property Option Agreement

On February 22, 2005, we entered into a mineral property option agreement with Mr. Larry Sostad of North Vancouver, British Columbia, whereby he optioned us a 100% undivided right, title and interest in a total of six mineral claims located in the Nicola Mining Division of British Columbia (the “Property Option Agreement”).

The Option Agreement allows for additional staking of claim property within a 2 kilometer radius of the initial six claims and such claims will become a part of the Conglin Property. On June 13, 2005, Mr. Larry Sostad staked additional area surrounding the initial claims. Upon registration of the additional property the initial claims and the new claims were converted into two claim blocks totaling 458.842 hectares or 1,133.79 acres.

We may exercise the option to acquire the Conglin Property on the following terms:

1.

Payment of $5,000 to the Optionor on signing of the Property Option Agreement. We paid the $5,000 on the execution of the Property Option Agreement.

2.

A Net Smelter Return of 2.5% payable to the Optionor from commercial production of all minerals and metals on the property. The Company may repurchase 1.5% of the Net Smelter Return from the Optionor by the payment of $2.5 million. A net smelter royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

3.

Property Expenditures totalling $200,000.00 over a two year period from the date of the Property Option Agreement, as follows:

a.

By the 1st anniversary, $20,000 in Property Expenditures; and

b.

By the 2nd anniversary, 180,000 in Property Expenditures.

The incurrence of the Property Expenditures may be extended by 6 months by the payment to the Optionor, as an extension fee, of 10% of the Property Expenditures still outstanding in the then current anniversary year.

Description, Location and Access

The two Conglin claims totalling 458.842 hectares or 1,133.79 acres are located in the Nicola Mining Division, east of Missezula Lake and northeast of the town of Princeton, in south western region of the Province of British Columbia. Conglin Creek runs through the claims from the north and east to Missezula Lake.

Access to the Conglin Property is provided by paved Highway No. 5A, a distance of approximately 30 miles north of Princeton to a well maintained gravel road east for a further distance of 7 miles. The claims are accessible by four-wheel drive vehicle.

The claims lie within a dry belt of British Columbia with vegetation ranging from open grassy slopes to areas of dense forests of fir, spruce and poplar to open ranges for cattle. The area receives minimal precipitation totalling only ten inches of rainfall per year and temperatures vary from -25ºF in winter to 100ºF in summer. Elevations on the property vary 3,300 feet at lake level to 3,900 feet above sea level at the eastern boundary of the claims.

YUKON
N
BRITISH
COLUMBIA
ALBERTA
Stewart
Fort
St.John
Dawson
Creek
Terrace
Smithers
Prince
Rupert
Kitimat
Houston
Prince
George
QUEEN
CHARLOTTE
ISLANDS
MISSEZULA LAKE
PROPERTY
Quesnel
Williams
Lake
PACIFIC
OCEAN
Golden
Revelstoke
Kamloops
Vernon
Nakusp
Merritt
Kelowna
Cranbrook
VANCOUVER
ISLAND
VANCOUVER
Hope
Princeton
VICTORIA
UNITED STATES

Miles
0
50
100
Kilometres
0
50

| KATIE GOLD CORP. | |
|---|---|
| MISSEZULA LAKE PROPERTY<br>CONGLIN 1-6 CLAIMS<br>NICOLA MINING DIVISION, B. C. | |
| LOCATION MAP | |
| DATE: June, 2005 | FIGURE NO. 1 |

Title to the Conglin Property

The Conglin Property consists of two mineral claims comprising 458.842 hectares.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.  The optionor of the Conglin claims, Mr. Larry Sostad, has provided us with the necessary title documents necessary to determine his ownership and therefore right to option the claims to us.

Claims details are as follows:

Claim Name      Claim Number

Date of Staking

Expiry Date

Area

Conglin

514460

June 13, 2005

November 23, 2005

229.427 hectares

Katie

514462

June 13, 2005

June 13, 2006

229.421 hectares

In order to maintain the claims in good standing and extend the expiry date relating to each claim by one year, we must spend at least Canadian $0.40 per hectare on the assessable exploration expenditures of each of the Conglin and Katie claims by their expiry date. Cash may be paid in lieu of assessable exploration expenditures.

Mineralization

The following technical terms in this section have the following meaning:

Andesitic: composed of solidified volcanic rock containing silica, iron and magnesium and usually medium dark in color

Basaltic:  composed of the most common type of solidified lava that is dense, dark gray in color and fine-grained.

Bornite: an ore of copper typically containing 55% to 70% of the mineral

Chalcocite: an ore of copper formed from chalcopyrite that has 80% copper content

Chalcopyrite: a dark yellow mineral containing copper, iron and sulphur

Pyrite: iron sulphide; more commonly known as fool’s good

Pyroclastics: particules or chunks of volcanic rock ejected from a volcano during eruption

Malachite: a mineral composed of copper and carbonate

Monzonite: a coarse grained volcanic rock with granite features

Syenite: an intrusive volcanic rock composed of alkaline feldspar

The Conglin Property is underlain by andesitic to basaltic flows and pyroclastics intruded by a body of monzonite and syenite of Late Triassic to Early Jurassic age, that is approximately between 190 and 230 million years old.  Mineralization is developed in basaltic rocks along the west flank of a northwest trending body of monzonite and syenite. Mineralization occurs as chalcopyrite, pyrite, malachite and minor bornite in veinlets and fine disseminations. Chalcocite has also been reported.

Exploration History

In 1973, M.M. Mathieu conducted a geochemical soil survey and ground magnetometer survey totaling 7.48 line miles on the property.  A magnetometer survey involves measuring the strength of the earth’s magnetic field.  Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.  Two geochemical north-south anomalies of approximately 1,600 and 3,400 feet in length and average widths of 100 to 200 feet in width were discovered through the exploration.

In 1985, I.M. Watson and Associates Ltd., on behalf of Vanco Explorations Limited, conducted a reconnaissance geological survey and geochemical soil sampling survey on a large property on the west side of Missezula lake, which included a portion of the geological work including rock samples from several showings covered part of the present day Conglin claims.  The magnetics are indicative of geologic and structural features with little correlation to the geochemical anomalies.

Geological Assessment Report: Conglin Property

We retained Mr. William G. Timmins, a professional consulting geologist, to complete an initial evaluation of the Conglin Property and to prepare a geology report on the initial six claims.

Based on his review of the Conglin Property, Mr. Timmins concludes that the Conglin Property is located in a favorable geological environment for the occurrence of copper-gold mineralization.  Mr. Timmins recommends an initial exploration program consisting of three phases:

Phase I should consist of relocating old showings, geological examination, trenching and sampling as well as a preliminary investigation of geochemical anomalous areas.  Trenching involves removing surface soil using a backhoe or bulldozer.  Sampling involves gathering soil samples or pieces of rock that appear to contain valuable minerals.  All samples gathered from trenching and sampling will be sent to a laboratory where they are crushed and analysed for metal content.

Following the results of Phase I, Phase II would entail geological mapping, electromagnetic and magnetometer surveys over the entire property and trenching and sampling of anomalous zones.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Electromagnetic surveys involve measuring whether or not rocks on the surface and subsurface of the property conduct electricity.  Copper is an excellent conductors of electricity.  Areas of high conductivity are targets for follow-up exploration. A magnetometer survey involves measuring the strength of the earth’s magnetic field.  Variations in the magnetic readings on the property may indicate the increased likelihood of minerals in the area.

Phase III would consist of drill testing anomalous or mineralized zones if warranted by the results of the preceding phases. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths.  Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Proposed Budget

Approximate costs for the recommended three phase program totalling $185,840, are as follows:

Phase One

Showing relocation and geological examination $ 3,000.00
Trenching and sampling 5,000.00
Assays 500.00
Electromagnetic and magnetometer surveys
of approximately 12 line miles 6,000.00
Accommodation and board 2,000.00
Transportation, fuel, etc. 1,000.00
Contingency @ 15% 2,625.00

Total Phase I Costs: $ 20,125.00

Phase Two

Geological mapping of property $ 4,000.00
Trenching and sampling of anomalous zones 10,000.00
Assays 1,000.00
Accommodation and board 2,100.00
Transportation, fuel, equipment rental, etc. 2,500.00
Engineering reports 3,000.00
Contingency @ 15% 3,390.00

Total Phase II Costs: $ 25,990.00

Phase Three

Preliminary diamond drilling of mineralized or
anomalous zones estimated at 3,000 NQ core @ $30/ft. $ 90,000.00
Mobilization and demobilization 4,000.00
Logging core and sampling 10,000.00
Accommodation and board 12,000.00
Transportation, fuel, incidentals 2,500.00

Engineering reports 3,000.00
Contingency @ 15% 18,225.00

Total Phase III Costs: $139,725.00

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

- Water discharge will have to meet water standards;

- Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

- Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
- There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the Conglin Property consisting of prior showing location, geological examination, trenching, electromagnetic and magnetometer surveys and sampling. We anticipate that these exploration programs will cost approximately $20,125. To date, we have not commenced exploration on the Conglin Property.

We plan to commence the phase one exploration program on the Conglin Property in summer of 2005.  The program should take approximately up to a one month to complete.  We will then undertake the phase two work program during the fall of 2006.  This program will also take approximately one month to complete.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $25,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $45,000.

While we have enough funds to complete the phase I exploration program on the Conglin Property, we will require additional funding in order to cover phase II and III exploration programs on the Conglin Property and anticipated administrative expenses over the next 12 months.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2005

We have not earned any revenues from our incorporation on January 26, 2005 to April 30, 2005.  We do not anticipate earning revenues unless we enter into commercial production on the Conglin Property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $21,955 for the period from our inception on January 26, 2005 to April 30, 2005. These operating expenses were comprised of accounting and audit fees of $7,500, mineral property costs of $5,000, transfer agent costs of $1,225, organization costs of $500, legal fees of $7,500 and office, bank charges and other sundries of $230.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have optioned the mineral exploration rights relating to the two mineral claims comprising the Conglin Property.  We do not own any real property interest in the Conglin Property or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  any of our directors or officers;

  *  any person proposed as a nominee for election as a director;

  *  any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  our sole promoter, Robert A. Biagioni; or

  *  any member of the immediate family of any of the foregoing persons.

During the period ended April 30, 2005, no officer or director advanced us funds in connection with our incorporation, organization or operations.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 32 registered shareholders.

Rule 144 Shares

A total of 1,500,000 shares of our common stock are available for resale to the public after February 8, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 35,700 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  we would not be able to pay our debts as they become due in the usual course of business; or

2.  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended April 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Restricted   Options/

LTIP

  Other

Other

Stock  *       SARs

payouts Comp

Name       Title

Year

Salary

Bonus

Comp.

Awarded       (#)

($)

______________________________________________________________________________

Robert     Pres.

2005

$0

0

0

0

        0

0

   0

Biagioni   CEO

   & Dir.

Vicki        Sec-Treas.

2005

$0

0

0

0

        0

0

   0

Arnott       & Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Biagioni or Ms. Arnott any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending April 30, 2005, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders’ Equity; and

  e. Notes to Financial Statements

KATIE GOLD CORP.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

April 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Katie Gold Corp.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Katie Gold Corp. (An Exploration Stage Company) as of April 30, 2005, the related statements of operations, changes in stockholders’ equity and cash flows for period from January 26, 2005 (Inception) to April 30, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above, present fairly, in all material respects, the financial position of Katie Gold Corp. (An Exploration Stage Company) as of April 30, 2005, and the results of its operations and its cash flows for the period from January 26, 2005 (Inception) to April 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern, unless the Company attains future profitable operations and/or obtain additional financing. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bellingham, Washington	Telford Sadovnick, P.L.L.C.
June 13, 2005	Certified Public Accountants

KATIE GOLD CORP.

(An Exploration Stage Company)

BALANCE SHEET

 (Stated in U.S. Dollars)

APRIL 30, 2005

ASSETS

Current
Cash	$69,545

LIABILITIES

Current
Accounts payable and accrued liabilities	$15,000

Contingency, Commitments and Contractual Obligations (Note 7)

STOCKHOLDERS’ EQUITY

Share Capital (Note 5)
Authorized:
75,000,000 common voting stock, par value $0.001 per share

Issued and outstanding:
3,570,000 common shares	3,570

Additional paid-in capital	72,930

Deficit Accumulated During the Exploration Stage	(21,955)
54,545

$69,545

The accompanying notes are an integral part of these financial statements.

KATIE GOLD CORP.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

 (Stated in U.S. Dollars)

PERIOD FROM JANUARY 26, 2005

(INCEPTION) TO APRIL 30, 2005

Expenses
Professional fees		$15,500
Mineral property interest		5,000
Transfer agent		1,000
Office and sundry		230
Filing fees		225

Loss for the period		$21,955

Basic and diluted loss per share	$	(0.01)

Weighted average number of shares outstanding		2,746,170

The accompanying notes are an integral part of these financial statements.

KATIE GOLD CORP.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

 (Stated in U.S. Dollars)

PERIOD FROM JANUARY 26, 2005

(INCEPTION) TO APRIL 30, 2005

Cash provided by (used in):

Operating Activities
Net loss for the period	$	(21,955)
Change in non-cash operating working capital item:
Accounts payable and accrued liabilities		15,000
		(6,955)

Financing Activities
Issue of common stock		76,500

Increase in Cash		69,545

Cash, Beginning of Period		-

Cash, End of Period		$69,545

Supplemental Disclosure of Cash Flow Information:
Cash paid during period for:
Interest		$-
Income taxes		$-

The accompanying notes are an integral part of these financial statements.

KATIE GOLD CORP.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

(Stated in U.S. Dollars)

PERIOD FROM JANUARY 26, 2005

(INCEPTION) TO APRIL 30, 2005

				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

February 9, 2005 – stock issued for cash at $0.001	1,500,000	$1,500	$-	$-	$1,500

February 17, 2005 – stock issued for cash at $0.01	1,500,000	1,500	13,500	-	15,000

March 7, 2005 – stock issued for cash at $0.10	550,000	550	54,450	-	55,000

April 8, 2005 – stock issued for cash at $0.25	20,000	20	4,980		5,000

Net loss for the period	-	-	-	(21,955)	(21,955)

Balance, April 30, 2005	3,570,000	$3,570	$72,930	$ (21,955)	$54,545

The accompanying notes are an integral part of these financial statements.

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

1.

NATURE OF OPERATIONS

a)

Organization

Katie Gold Corp. (the “Company”) was incorporated in the State of Nevada, U.S.A. on January 26, 2005.

b)

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $21,955 for the period from January 26, 2005 (inception) to April 30, 2005, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

Cash consists of cash on deposit with a high quality major financial institution, and to date has not experienced any losses on any of its balances. The carrying amounts approximated the fair market value due to the liquidity of these deposits.

Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.  To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

Cost of Maintaining Mineral Properties

The Company does not accrue the estimate future costs of maintaining its mineral properties in good standing.

Acquisition Costs

Acquisition costs are capitalized on property where proven and probable reserves exist.

Exploration expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based on many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that the carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present of future values.

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s exploration activities and proposed mine development are subject of various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are being developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

Income Taxes

Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109 (SFAS “109”), “Accounting for Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investment by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Intangible Assets

The Company has adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”, which requires that goodwill not be amortized, but that goodwill and other intangible assets be tested annually for impairment. The Company’s operational policy for the assessment and measurement of any impairment in the value of goodwill and intangible assets, which primarily relates to contract-based intangibles such as license agreements and extensions, is to evaluate annually, the recoverability and remaining life of its intangible assets to determine the fair value of these assets. The methodologies to be used to estimate fair value include the use of estimates and assumptions, including projected revenues, earnings and cash flows. If the fair value of any of these assets is determined to be less than its carrying value, the Company will reflect the impairment of any such asset over its appraised value.

Impairment of Long-Lived Assets

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outline in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)

monetary items at the exchange rate prevailing at the balance sheet date;

ii)

non-monetary items at the historical exchange rate;

iii)

revenue and expense items at the average exchange rate in effect during the applicable accounting period.

Translation adjustments resulting from this process are recorded in Stockholders’ Equity as a component of Accumulated Other Comprehensive Income (Loss).

Translation gains or losses that arise from exchange rate fluctuations in transactions denominated in a currency other than the local functional currency are recorded in the Statement of Operations.

Stock Based Compensation

The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”. The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock Based Compensation”, which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

Basic and Diluted Loss per Share

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”) – “Earnings per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At April 30, 2005, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable and accrued liabilities approximate their fair value as of April 30, 2005.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Advertising Costs

Advertising costs are expensed as incurred. No advertising costs were incurred in the current fiscal period.

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises”, as it devotes substantially all of its efforts to acquiring and exploring mineral properties in British Columbia, Canada. Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

3.

RECENT ACCOUNTING PRONOUNCEMENTS

a)

In November 2004, Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”), “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, “to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

3.

RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

wasted materials (spoilage).” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. The provisions of this statement will be effective for the Company beginning with its fiscal year ending 2006. The Company has determined that the adoption of SFAS 151 does not have an impact on its operations or financial position.

b)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchange of Non-monetary Assets – an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges on non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The company has determined that the adoption of SFAS 153 does not have an impact on it results of operations or financial position.

c)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123 (revised 2004)”), “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supercedes APB Opinion no. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The company has determined that the adoption of SFAS 123 (revised 2004) does not have an impact on its results of operations or financial position.

4.

MINERAL PROPERTY INTEREST

The Company has entered into an option agreement, dated February 22, 2005 to acquire a 100% interest in six mineral claims covering 150 hectares located in the Nicola Mining District in British Columbia, Canada.

In order to earn its interests the Company made cash payments totalling $5,000 on signing and must incur exploration expenditures totalling $200,000 as follows:

Exploration expenditures:

•

$20,000 by February 22, 2006; and

•

a further $180,000 by February 22, 2007.

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

4.

MINERAL PROPERTY INTEREST (Continued)

The exploration expenditures may be extended six months by written request of the Company accompanied by a payment to the Optionor of 10% of the exploration expenditures deferred.

The properties are subject to a 2.5% net smelter return royalty, which may be partially repurchased prior to commercial production.

5.   SHARE CAPITAL

The Company has no stock option plan, warrants or other dilutive securities.

6.

INCOME TAX

a)

Income Tax Provision:

The provision for income taxes differs from the result which would be obtained by applying the statutory rate of 34% to income before income taxes. The difference results from the following items:

Computed expected (benefit of) income taxes	$ (7,465)
Increase in valuation allowance	7,465
Income tax provision	$ -

b)

Significant components of the Company’s deferred income tax assets are as follows:

Total income tax operating loss carry forward	$ 21,955
Statutory rate	34%
Deferred income tax asset	7,465
Valuation allowance	(7,465)
Net deferred tax asset	$ -

a)

The Company has incurred operating losses and approximately $21,955, which, if unutilized, will expire in 2025. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration of the operating loss carry forwards:

KATIE GOLD CORP.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

APRIL 30, 2005

4.

INCOME TAX (Continued)

	Income Tax Operating Loss Carry Forward
	Amount	Expiration Date
2005	$ 21, 955	2025
Total income tax operating loss carry forward	$ 21, 955

7.

CONTINGENCY, COMMITMENTS AND CONTRACTUAL OBLIGATIONS

The Company’s mineral property interest has been acquired pursuant to an option agreement dated February 22, 2005.  In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 4.

Otherwise, the Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting agreements or other matters. Rental of premises is on a month-to-month basis.

Changes In And Disagreements With Accountants

on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee

            $       60.91

Transfer Agent fees

            $     500.00

Accounting and auditing fees and expenses

$  7,500.00

Legal fees and expenses

$  7,500.00

Edgar filing fees

            $  2,000.00

---------------

Total

$17,560.91

========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 1,500,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on February 8, 2005.  The total amount received from this offering was $1,500.  Of these shares, 750,000 were sold to Corus Investments Corp., a corporation indirectly controlled by Robert A. Biagioni and 750,000 were sold to Ms. Vicki Arnott.  Mr. Biagioni is our President, Chief Executive Officer, and a director.  Ms. Arnott is our Secretary-Treasurer and a director.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on February 17, 2005.  The total amount received from this offering was $15,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber

Number of Shares

Brian Betts

150,000

Lori Severtson

150,000

Ashley Potrie

150,000

Richard Kaminski

150,000

Lorraine Biagioni

            150,000

Louise Thorpe

150,000

Sylvia Carter

150,000

Gloria Dickson

150,000

Nathan Davies

150,000

Glennie Biagioni

150,000

We completed an offering of 550,000 shares of our common stock at a price of $0.10 per share to a total of ten purchasers on March 7, 2005.  The total amount received from this offering was $55,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber

Number of Shares

Loretta Klassen

50,000

Matt Biagioni

50,000

Megan Barry

50,000

Darlene McCaw

75,000

Evan Johnston

50,000

Rod Kungle

50,000

Sandy Singers

75,000

Nick Andruchow

50,000

Soula Mattice

50,000

John Mattice

50,000

We completed an offering of 20,000 shares of our common stock at a price of $0.25 per share to a total of ten purchasers on April 8, 2005.  The total amount received from this offering was $5,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber

Number of Shares

Adrian Theroux

2,000

Marie Buchanan

2,000

Robin Kungle

2,000

Brett Greenfield

2,000

Nicole Hayek

2,000

Lizete Dureault

2,000

Brad Biagioni

2,000

Blair Smith

2,000

Janice Holliday Mahood

2,000

Kristina Giardino

2,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number                                          Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Batcher, Zarcone & Baker, LLP
10.1	Mineral Property Option Agreement dated February 22, 2005
23.1	Consent of Telford Sadovnick, PLLC, Certified Public Accountants
99.1	Location map

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b)  reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the            volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

      (c)  include any additional or changed material information on the plan of distribution.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the    securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July 20, 2005.

KATIE GOLD CORP.

by: /s/ Robert A. Biagioni

------------------------------

Robert A. Biagioni

President, Chief Executive Officer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE

CAPACITY IN WHICH SIGNED

DATE

/s/ Robert A. Biagioni President, Chief Executive July 20, 2005
----------------------- Officer, and Director
Robert A. Biagioni

/s/ Vicki Arnott Secretary-Treasurer, principal July 20, 2005
----------------------- accounting officer,
Vicki Arnott principal financial officer, and director